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                                                                    Exhibit 10.2

                     LOAN, SECURITY, AND GUARANTY AGREEMENT


      THIS LOAN, SECURITY, AND GUARANTY AGREEMENT (this "Agreement") is made as of this 8th day of December, 2000, by and between (a) GALAXY INDUSTRIES CORPORATION ("Galaxy"), a Michigan corporation, MID STATE MACHINE PRODUCTS ("Midstate"), a Maine corporation, NATIONWIDE PRECISION PRODUCTS CORP. ("Nationwide"), a New York corporation, and GENERAL AUTOMATION, INC. ("GA"), an Illinois corporation ("Galaxy, Midstate, Nationwide and GA, together with their permitted successors and assigns being sometimes hereinafter called collectively, the "Borrowers"); (b) GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS (together with its successors and assigns, the "Lender"); and (c) PRECISION PARTNERS, INC., a Delaware corporation (together with its permitted successors and assigns, the "Guarantor").

                                 R E C I T A L S

      The Borrowers and the Lender are currently parties to a certain Master Lease Agreement dated March 31, 2000 (together with all amendments, modifications, supplements and schedules thereto, the "Master Lease Agreement"), pursuant to which the Lender has agreed to lease to Borrowers certain equipment. The Borrowers' obligations pursuant to the Master Lease Agreement are guaranteed by the Guarantor pursuant to a Corporate Guaranty dated March 31, 2000 from the Guarantor to the Lender (as the same may from time to time be amended, restated, supplemented or otherwise modified, The "Lease Guaranty").

      The Borrowers have now requested that the Lender make available to the Borrowers an equipment loan in the maximum principal amount of $20,770,826.00, subject to and upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. The Equipment Loan.

      1.1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in ANNEX A hereto.

      1.2. EQUIPMENT LOAN. Subject to and upon the provisions of this Agreement and relying upon the representations and warranties herein set forth, the Lender agrees to make to the Borrowers, on the date hereof, a term loan in the principal amount of $20,770,826.00.

      1.3. MINIMUM AMOUNT USE OF PROCEEDS. The proceeds of the Equipment Loan will be used by the Borrowers (a) for purchase money in the amount of $9,000,000 to purchase new equipment more particularly described in Schedule 1.3(a) attached hereto (the "New Equipment"), and (b) to refinance certain outstanding payment obligations under the Master Lease Agreement in an amount equal to $11,770,826.00 incurred in connection with the Borrowers' acquisition of the equipment listed on SCHEDULE 1.3(B) attached hereto (the "Refinanced Equipment").

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      1.4. NOTE. The Borrowers' obligation to repay the Equipment Loan with interest shall be evidenced by the Note. The Lender will maintain on its books the Equipment Loan Account with respect to repayments and prepayments of the Equipment Loan, the accrual and payment of interest on the Equipment Loan and all other amounts and charges owing to the Lender in connection with the Equipment Loan. Except for manifest error, the Equipment Loan Account shall be conclusive as to all amounts owing by the Borrowers to the Lender in connection with and on account of the Equipment Loan.

      1.5. GUARANTY. The payment of the Obligations and the performance of this Agreement, the Note and the other Loan Documents are guaranteed by the Guarantor pursuant to Section 8 hereof.

      1.6. VOLUNTARY PREPAYMENTS. The Borrower may prepay all or any portion of the Equipment Loan at any time and from time to time without premium or penalty. Amounts prepaid shall be applied first to accrued and unpaid interest, then to the principal balance due at maturity, then to the monthly installments of principal in the inverse order of their maturity.

      1.7. INTEREST CALCULATION. All interest and fees payable under the provisions of this Agreement or the Note shall be computed on the basis of actual number of days elapsed over a year of 360 days. Where applicable, the interest rate on all amounts on which interest is calculated with respect to the Prime Rate shall change immediately and contemporaneously with each change of the Prime Rate.

      1.8. LATE CHARGES. If the Borrowers fail to make any payment of principal, interest, prepayments, fees or any other amount becoming due pursuant to the provisions of this Agreement or the Note within fifteen (15) days of the date due and payable, the Borrowers shall pay to the Lender a late charge equal to five percent (5%) of the amount of such payment. Such 15-day period shall not be construed in any way to extend the due date of any such payment. Late charges are imposed solely for the purpose of defraying the Lender's expenses incident to the handling of delinquent payments, and are in addition to, and not in lieu of, the exercise by the Lender of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Lender may employ upon Default.

      1.9. LOAN PAYMENTS. Whenever any payment to be made by the Borrowers under the provisions of this Agreement or the Note is due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, in the case of any payment which bears interest, such extension of time shall be included in computing interest on such payment. All payments of principal, interest, fees or other amounts to be made by the Borrowers under the provisions of this Agreement or the Note shall be paid without set-off or counterclaim to the Lender at the Lender's office specified in Section 8.3 hereof in lawful money of the United States of America in immediately available funds.

      1.10. INTEREST ON OVERDUE AMOUNTS. If the principal of or interest on the Note or any other amount required to be paid to the Lender hereunder or under the Note is not paid when due (whether by acceleration or otherwise), the Borrowers shall from time to time pay on demand to the Lender interest on such principal, interest or other amount from the due date thereof until the date of payment (after as well as before any judgment) at the Default Rate.

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      1.11. COLLATERAL.

      In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, and to secure the performance of this Agreement and the other Loan Documents, each Borrower hereby pledges and assigns to the Lender, and grants to the Lender a continuing lien and security interest in and to all of each Borrower's right, title and interest in and to the Collateral and all proceeds and products of the Collateral.

      The payment of the Obligations and the performance of this Agreement, the Note and the other Loan Documents are also secured by the provisions of, and the property described in the GE Capital Security Agreement.

      1.12. THE BORROWERS' REPRESENTATIVES. Each of the Borrowers hereby represents and warrants to the Lender that each of them will derive benefits, directly and indirectly, from the proceeds of the Equipment Loan, both in its separate capacity and as a member of the integrated group to which each of the Borrowers belong, since the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole. For administrative convenience, the Guarantor is hereby irrevocably appointed by each of the Borrowers as agent for each of the Borrowers for the purpose of receiving the proceeds of the Equipment Loan and disbursing the proceeds of such Equipment Loan among the Borrowers. In its capacity as such agent, the Guarantor shall have the power and authority through its authorized officer or officers to (i) endorse any check for the proceeds of the Equipment Loan for and on behalf of each of the Borrowers and in the name of each of the Borrowers, and (ii) instruct the Lender to credit the proceeds of the Equipment Loan directly to a banking account of any of the Borrowers which shall evidence the making of Equipment Loan and shall constitute the acknowledgment by each of the Borrowers of the receipt of the proceeds of Equipment Loan. By reason of the foregoing, the Lender is hereby irrevocably authorized by each of the Borrowers to make Equipment Loan to the Borrowers pursuant to this Agreement upon the request of any one of the persons who is authorized to do so under the provisions of the most recent "Certificate" of corporate resolutions of the Guarantor on file with the Lender. Except in the case of its own gross negligence or willful misconduct, the Lender assumes no responsibility or liability for any errors, mistakes and/or discrepancies in any oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and any or all of the Borrowers in connection with the Equipment Loan or transaction pursuant to the provisions of this Agreement.

      1.13. BORROWERS' GUARANTY OF THE OBLIGATIONS. Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations and, as a result hereby, unconditionally guarantees the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all Obligations of every kind and nature of the other Borrowers to the Lender under the Loan Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by the Lender. Each Borrower agrees that if this guaranty, or any liens securing this guaranty, would, but for the application of this sentence, be unenforceable under applicable law, this guaranty and each such lien shall be valid and enforceable to the maximum extent that would not cause this guaranty or such lien to be unenforceable under applicable law, and this guaranty and such lien shall automatically be

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deemed to have been amended accordingly at all relevant times.

      Each Borrower hereby agrees that its obligations under this guaranty shall be unconditional, irrespective of (a) the validity or enforceability of the Obligations or any part thereof, or of any promissory note or other document evidencing all or any part of the Obligations, (b) the absence of any attempt to collect the Obligations from any Borrower or other action to enforce the same, (c) the waiver or consent by the Lender with respect to any provision of any agreement, instrument or document evidencing or securing all or any part of the Obligations, or any other agreement, instrument or document now or hereafter executed by any Borrower and delivered to the Lender, (d) the failure by the Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any Collateral for the Obligations, for the benefit of itself, (e) the Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, (g) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Lender's claim(s) for repayment of the Obligations, or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Borrower.

      Each Borrower hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any Borrower, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this guaranty will not be discharged, except by complete and irrevocable payment and performance of the Obligations (other than contingent and unasserted indemnification obligations). No notice to any Borrower or any other party shall be required for the Lender to make demand hereunder. Such demand shall constitute a mature and liquidated claim against any Borrower. Upon the occurrence and continuance of any Event of Default, the Lender may, in its sole discretion, proceed directly and at once, without notice, against one of the Borrowers to collect and recover the full amount of any portion of the Obligations, without first proceeding against the other Borrowers, any other person, firm, corporation, or any security or collateral for the Obligations. The Lender shall have the exclusive right to determine the application of payments and credits, if any, from any Borrower, any other person, firm or corporation, or any security or collateral for the Obligations, on account of the Obligations.

      At any time after and during the continuance of an Event of Default, the Lender may, in its sole discretion, without notice to any Borrower and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward payment of the Obligations (i) any indebtedness due or to become due from the Lender to such Borrower and (ii) any moneys, credits or other property belonging to such Borrower at any time held by or coming into the possession of the Lender or any of its affiliates, whether for deposit or otherwise. The Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Person.

      SECTION 2. CONDITIONS PRECEDENT.

      2.1. CONDITIONS PRECEDENT TO THE EQUIPMENT LOAN. The Lender shall not be required to make the Equipment Loan hereunder unless the following conditions precedent have been satisfied in a

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manner reasonably acceptable to the Lender:

                (a) EACH OBLIGORS' CORPORATE DOCUMENTS. The Lender shall have received (i) a copy, certified as of a recent date by the state of incorporation of each Obligor of the Articles of Incorporation of the Obligor incorporated in such state, (ii) a short form Certificate of Good Standing for each Obligor issued by the state of incorporation of such Obligor, and (iii) a copy, certified to the Lender as true and correct as of the date hereof by the Secretary of each Obligor of the by-laws of each Obligor and the resolutions of each Obligor's Board of Directors authorizing the execution and delivery of this Agreement and the other Loan Documents to which each Obligor is a party and designating by title the officer or officers of each Obligor who are authorized to sign this Agreement and such other Loan Documents for and on behalf of each Obligor and to make the borrowings hereunder;

                (b) OFFICE LOCATIONS. A list showing the street address, city or county and state of each Obligor's chief executive office and of any other location where such Obligor conducts or has a place of business or where any of the Collateral is or may be located;

                (c) INSURANCE. A property and casualty insurance policy from a well-rated and responsible insurance company insuring the Collateral in amounts reasonably satisfactory to the Lender against loss or damage resulting from fire and other risks insured against by extended coverage, together with a standard non-contributing and non-reporting loss payee endorsement in favor of the Lender in form satisfactory to the Lender, and such other insurance policies as the Lender shall reasonably require;

                (d) LIEN SEARCHES, ETC. The results of a search by an attorney or company satisfactory to the Lender of the Uniform Commercial Code filings with respect to each Obligor in each jurisdiction in which such Obligor conducts or has a place of business or in which any of the Collateral is or will be located, accompanied by copies of such filings, if any, and evidence satisfactory to the Lender that any security interest or other lien indicated in any such filing has or will be released so that the Lender's security interest in the Collateral will be a perfected first security interest and lien on the Collateral except to the extent that the Lender otherwise agrees;

                (e) OPINIONS. The written opinion of counsel of the Borrowers and Guarantor reasonably satisfactory in form and content to the Lender, opining, among other things, that each Borrower and the Guarantor are duly organized validly existing and in good standing, that the Loan Documents executed and delivered by the Borrowers and the Guarantor have been duly authorized by all requisite corporate action, and that the Loan Documents executed and delivered by the Borrowers and Guarantor constitute the legal, valid, binding, and enforceable obligations of the Borrowers and Guarantor, enforceable against the Borrowers and Guarantor in accordance with the terms thereof and that the Lender has a perfected security interest in and to the Collateral;

                (f) LOAN DOCUMENTS. Each of the Loan Documents required by the Lender to be executed and delivered prior to the making of the Equipment Loan; and

                (g) INTERCREDITOR AGREEMENT. An Intercreditor Agreement between Citicorp and the Lender satisfactory in all respects to the Lender (the "Intercreditor Agreement"), relating to the interests

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           of the Lender and Citicorp in the Collateral and the other assets of the Obligors.

                (h) FEE. The Lender shall have received from the Borrowers $200,000 in partial payment of the $500,000 loan fee due to the Lender. The remaining $300,000, which is fully earned on the date hereof, is payable on September 30, 2001; provided, however, if none of the Obligors is subject to an insolvency proceeding prior to that date, the Lender will collect only $100,000 at such time, and waive its right to the other $200,000.

                (i) INVOICES, ETC. Copies of all original purchase orders and invoices in respect of the Equipment for which funding is requested, along with evidence satisfactory to Lender that all amounts owed in connection with the purchase of such Equipment have been, or concurrently with making of the Equipment Loan, will be paid in full;

                (j) DESCRIPTION OF EQUIPMENT. Complete descriptions of the Equipment for which funding is requested, including manufacturer, model number(s), serial numbers, (if any), age, original cost breakdown including "hard" and "soft" costs and equipment specifications;

                (k) ESTOPPEL/WAIVER AGREEMENT. An Estoppel/Waiver Agreement (each an "Estoppel/Waiver Agreement") in the form acceptable to the Lender each landlord and/or mortgagee (if any) with respect to the applicable location of the Equipment for which funding is requested;

                (l) ADDITIONAL DOCUMENTS. Such additional documents, agreements, certifications, record searches, insurance policies or opinions which the Lender may reasonably require.

      SECTION 3. REPRESENTATIONS AND WARRANTIES. The Obligors hereby represent and warrant to the Lender that the following statements are true, correct and complete as of the date hereof:

      3.1. AUTHORITY, ETC. Galaxy is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is duly qualified to do business in all states where Galaxy conducts business and in which such qualification is necessary. Midstate is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine and is duly qualified to do business in all states where Midstate conducts business and in which such qualification is necessary. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in all states where the Guarantor conducts business and in which such qualification is necessary. Nationwide is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to do business in all states where Nationwide conducts business and in which such qualification is necessary. GA is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and is duly qualified to do business in all states where GA conducts business and in which such qualification is necessary. Each Obligor has the full power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which such Obligor is a party. Neither such execution, delivery and performance, nor compliance by the Obligors with the provisions of this Agreement and of the other Loan Documents to which any Obligor is a party will conflict with or result in a breach or violation of or default under (a) any Obligor's articles of incorporation or

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by-laws, or articles of organization or operating agreement, or (b) any judgment, order, regulation, ruling or law to which any Obligor is subject, or
(c) the Citicorp Credit Agreement or the documents executed in connection therewith, or (d) the Senior Subordinated Notes, or any document executed in connection therewith, or (e) any other contract or agreement to which any Obligor is a party or to which any of any Obligor's assets and properties is subject to the extent that a conflict, violation or default under such contract or agreement could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and all other Loan Documents to which any Obligor is a party have been duly authorized and approved by all necessary corporate action by the Obligor and constitute the legal, valid and binding obligations of the Obligors, jointly and severally enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and principles of equity.

      3.2. LITIGATION. There is no litigation or proceeding pending or, to the knowledge of any representative of the Obligors signing this Agreement on behalf of the Obligors, threatened against or any Obligor which could reasonably be expected to have a Material Adverse Effect.

      3.3. NO SUBSIDIARIES, ETC. No Obligor directly or indirectly owns or controls securities or other ownership interests in any corporation, partnership, limited liability company, association, organization or other business entity representing 50% or more of the voting power thereof other than those listed on Schedule 3.3 attached hereto.

      3.4. FINANCIAL CONDITION. The consolidated financial statements of the Guarantor and its Subsidiaries as of September 30, 2000, as incorporated into the Form 10-Q of the Guarantor for the quarter ending on such date have been or will be, as of the date of filing thereof, prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial position of the Guarantor and its Subsidiaries as of such date and the results of the Guarantor's and its Subsidiaries' operations for the periods covered thereby subject to normal year end adjustments. No material adverse change in the business, financial condition or operations of the Guarantor and its Subsidiaries taken as a whole has occurred since the date of such financial statements. No Obligor has any material liabilities other than that reflected on such financial statements or expressly permitted by the provisions of this Agreement.

      3.5. TAXES. Each Obligor has filed all federal, state and local income, excise, property and other tax returns which are required to be filed and has paid all taxes as shown on such returns or assessments received by such Obligor (including, without limitation, all FICA payments and withholding taxes, if appropriate), except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and to the best of the Obligors' knowledge no claims are being asserted with respect to such taxes or assessments.

      3.6. TITLE TO PROPERTIES AND COLLATERAL. Each Obligor has good and marketable title to all of such Obligor's assets and properties, including, without limitation, the Collateral and such assets and properties of the Obligors are subject to no liens, security interests or other encumbrances other than Permitted Liens. In addition, the lien granted to the Lender in the Collateral created hereunder constitutes a first lien security interest in the Collateral, subject to no liens other than those granted in favor of the Lender or those expressly permitted by the provisions of the

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Agreement and the other Loan Documents.

      3.7. OBLIGORS' NAMES, BUSINESS LOCATIONS, ETC. The correct legal name of the Obligors are those specified on the signature page of this Agreement. The Obligors have conducted business under their current legal names since their dates of incorporation or as otherwise set forth in Schedule 3.7. Except as otherwise indicated on SCHEDULE 3.7 attached hereto, within the last five (5) years prior to the date hereof, no Obligor has changed its legal name, been the surviving corporation or limited liability company in a merger or changed the location of its chief execute office. Except as otherwise indicated on SCHEDULE 3.7 attached hereto, no Obligor does business under any trade or fictitious names. The chief executive office of each Obligor and the place where its records concerning Receivables and other Collateral are kept is as set forth on SCHEDULE 3.7 hereto, and each other location at which no Obligor conducts business or keeps any of the Collateral is listed on SCHEDULE 3.7 attached hereto. All Equipment is personalty and is not and will not be affixed to real estate in such a manner as to become a fixture and a part of such real estate other than as listed on Schedule 3.7 or where an Estoppel/Waiver Agreement has been obtained.

      3.8. COMPLIANCE WITH LAWS.

                (a) No Obligor is in violation of any applicable federal, state or local law, statute, rule, regulation or ordinance or has received any notice of, and is not the subject of, any investigation or complaint alleging that such Obligor or the Collateral (or any part thereof) or any other property owned, leased, operated or used by such Obligor is in violation of any such law, statute, rule, regulation or ordinance, including, without limitation, Environmental Laws, other than violations that could not reasonably be expected to have a Material Adverse Effect.

                (b) To the best of the Obligors' knowledge, no Hazardous Materials have been used, located, installed, spilled, treated, released or stored on, under or from any property in or on which any Obligor conducts its operations except for those which have been handled in a manner not prohibited by applicable Environmental Laws and which could not reasonably be expected to have a Material Adverse Effect.

      3.9. FEDERAL RESERVE BOARD REGULATIONS. The Obligors are not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States (the "Board") and no part of the proceeds of the Equipment Loan will be used for any purpose which entails a violation of Regulations U, T or X of the Board.

      3.10. ERISA. Within the last five (5) years no Plan maintained by any Obligor or any trade or business group with which any Obligor is affiliated subject to the requirements of ERISA has been terminated, no lien exists against any Obligor in favor of the PBGC, and no "reportable event" (as such term is defined in ERISA) has occurred with respect to any such Plan. No Obligor has incurred any material "accumulated funding deficiency" within the meaning of ERISA or any material liability to the PBGC in connection with any Plan during such five (5) year period. No Obligor has any material withdrawal or other liability (absolute, contingent or otherwise) with respect to any Multi-Employer Plan. Within the last five (5) years, each Obligor has complied with in all material respects all provisions of ERISA and with all provisions of any Plan sponsored, maintained by, or contributed to, by such Obligor.

      3.11. LICENSES, ETC. Each Obligor has obtained and now holds (or, as disclosed in Schedule 3.11, has applied for) all licenses, permits, franchises, patents, trademarks, copyrights and trade names which are necessary to the conduct of the business of such Obligor as now conducted (except for those for which the failure to obtain could not be reasonably expected to have a Material Adverse Effect), free of any conflict with the rights of any other person.

      3.12. LABOR MATTERS. No Obligor is, as of the date hereof, subject to any collective bargaining agreements or any agreements, contracts, decrees or orders requiring such Obligor to recognize, deal with or employ any persons organized as a collective bargaining unit or other form of organized labor. There are, as of the date hereof, no strikes or other material labor disputes pending or to the knowledge of any Obligor threatened against any Obligor. Each Obligor has complied in all material respects with the Fair Labor Standards Act.

      3.13. ACCURACY OF INFORMATION. No material information, exhibit, report, statement, certificate or document furnished by the Obligors or any other person to the Lender in connection with the Equipment Loan, this Agreement or the other Loan Documents or the negotiation thereof contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect.

      3.14. MATERIAL AGREEMENTS. No Obligor is in default or breach in the performance, observance or fulfillment or any of the terms, conditions or provisions of any instrument, agreement or document to which such Borrower is a party (including, without limitation, the Master Lease Agreement, Citicorp Credit Agreement and any instrument or agreement evidencing or made in connection with any indebtedness or liabilities) which default or breach could reasonably be expected to have a Material Adverse Effect.

      SECTION 4. AFFIRMATIVE COVENANTS. The Obligors jointly and severally covenant and agree with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:

      4.1. PAYMENT OF OBLIGATIONS. The Obligors shall punctually pay the principal of and interest on the Equipment Loan and the other Obligations, at the times and places, in the manner and in accordance with the terms of this Agreement, the Note and the other Loan Documents.

      4.2. FINANCIAL INFORMATION. The Obligors shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements of the Obligors and their Subsidiaries in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Obligors shall deliver or cause to be delivered to the Lender within the time frames set forth in Section 6.1 of the Citicorp Credit Agreement, each of the financial statements and other reports required to be delivered pursuant to Section 6.1 of the Citicorp Credit Agreement as in effect on the date hereof; provided that (a) such statements and reports required by this Section 4.2 shall be delivered to the Lender at its address for notices set forth herein, and (b) each compliance certificate shall be addressed to the Lender. Any amendment to Section 6.1 of the Citicorp Credit Agreement after the date hereof shall not be effective to amend the provisions of this Section 4.2 unless the Lender shall have, in its sole and absolute discretion, agreed to such amendment in writing.

      In addition, the Borrowers shall deliver or cause to be delivered to the Lender such other non-privileged reports, contracts, schedules, lists, documents, agreements and instruments with respect to (i) the Collateral and
(ii) the business, condition (financial or otherwise), operations, performance or properties of any Obligor as the Lender may, from time to time, reasonably request. Each Borrower hereby authorizes the Lender and its representatives to communicate directly with the accountants and the restructuring professionals engaged by the Borrowers and hereby authorizes such accountants and restructuring professionals to disclose to the Lender and such representatives any and all financial statements and other non-privileged information of any kind that such accountants and restructuring professionals may have with respect to the Collateral or the financial condition, operations, properties and performance of the Obligors.

      4.3. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Each of the Obligors shall continue to engage in business of the same general type as now being conducted by such Obligor, and do and cause to be done all things necessary to maintain and keep in full force and effect its corporate or limited liability company existence (as applicable) in good standing in each jurisdiction in which it conducts business except where a failure to do so could not reasonably be expected to have a material adverse effect on the business, properties, operations or financial condition of such Obligor.

      4.4. COMPLIANCE WITH LAWS.

                (a) Each of the Obligors shall comply in all material respect with all laws, statutes, ordinances, orders, rules or regulations applicable to such Obligor or to the Collateral (or any part thereof) or to any other property owned, leased, operated or used by such Obligor, including, without limitation, Environmental Laws.

                (b) None of the Obligors shall use, locate, install, spill, treat, release or store Hazardous Materials on, under or from any property owned, leased, operated or used by them unless such Hazardous Materials are handled in a manner not prohibited by applicable Environmental Laws and are handled in a manner and in such quantities that would not subject them to any prosecution or material liability in connection therewith. Each of the Obligors shall dispose of all Hazardous Materials only at facilities and/or with carriers that maintain governmental permits under applicable Environmental Laws. Each of the Obligors shall promptly, at their sole cost and expense, take all action necessary or required by Environmental Laws to remedy or correct any violation of Environmental Laws by the Obligors, the Collateral (or any part thereof) or by any other property owned, leased, used or operated by the Obligors. This Section 4.4(b) shall not be breached by any circumstance which could not reasonably be expected to have a Material Adverse Effect.

                (c) If the Lender shall have, in the exercise of good faith, reason to believe at any time or from time to time there are or may be Hazardous Materials affecting the Collateral (or any part thereof) or any other property owned, leased, operated or used by any of the Obligors in violation of applicable Environmental Laws (which circumstance could reasonably be expected to have a Material Adverse Effect) the Obligors, upon the request of the Lender and at the cost and expense of the Obligors, shall furnish to the Lender an environmental assessment of the Collateral and such other property in such detail and content and by an environmental consultant or engineer acceptable to the Lender. The Obligors shall provide evidence /to the Lender within five (5) days of the Lender's request, that such an assessment will be promptly undertaken and completed.

                (d) Each of the Obligors hereby grants to the Lender and its designees and agents the right to enter any premises on which the Collateral (or any part thereof) is located or any other property on or from which it conducts its business operations upon reasonable notice and during normal business hours for the purpose of making such audits, tests, inspections, examinations and assessments (including, without limitation, subsurface exploration and testing) as the Lender in its reasonable discretion deems necessary or desirable to determine whether the use, operation and ownership of the Collateral or such other property are in compliance with applicable Environmental Laws. Each of the Obligors hereby irrevocably directs its employees and agents subject to applicable privilege and confidentiality considerations (including, without limitation, any consultants or experts retained by such Obligor) to openly and fully discuss environmental matters with, and provide information concerning environmental matters to, the Lender and its designees and agents. All reasonable costs and expenses advanced, incurred and paid by the Lender with respect to the aforegoing audits, tests, inspections, examinations and assessments after the occurrence of an Event of Default shall be paid by the Obligors and shall be a part of the enforcement costs (as hereafter defined) and the Obligations.

                (e) The Obligors hereby jointly and severally agree to indemnify, defend and hold the Lender and its employees and agents harmless from and against any and all liability, loss, damage, costs and expenses suffered or incurred by the Lender during or after the term of this Agreement arising out of or resulting from a violation of any Environmental Laws by the Obligors (or any of them), the Collateral (or any part thereof) and any other property owned, leased, used or operated by any or all of the Obligors unless such liability, loss, damage, cost or other expense is directly attributable to the gross negligence or willful misconduct of the Lender. The obligations and liabilities of the Obligors under the foregoing indemnity, together with interest thereon from the date due until paid in full at the Default Rate, shall be paid by the Obligors to the Lender upon demand and shall be a part of the Obligations hereunder. The foregoing indemnity shall survive the payment of all other Obligations and the release of the Collateral.

      4.5. PAYMENT OF LIABILITIES AND TAXES. Each of the Obligors shall pay, when due, all of its material liabilities, and pay and discharge promptly all material taxes, assessments and governmental charges and levies (including, without limitation, F.I.C.A. payments and withholding taxes) upon such Obligor or upon such Obligor's income, profits or property (including, without limitation, the Collateral), except to the extent the amount or validity thereof is contested in good faith by appropriate proceedings so long as adequate reserves have been set aside therefor.

      4.6. CONTRACTUAL OBLIGATIONS. Each of the Obligors shall comply with any agreement or undertaking to which such Obligor is a party and maintain in full force and effect all contracts and leases to which such Obligor is or becomes a party unless the failure to do so would not have a Material Adverse Effect. Each of the Obligors shall comply with all of the terms and provisions to be performed, observed, or complied with under each contract, agreement or other obligation relating to the Collateral where the failure to perform, observe, or comply with such terms and conditions could reasonably be expected to (a) result in a lien upon the Collateral or (b) have an adverse effect (other than an immaterial effect) upon the value, condition, or useful life of the Collateral.

      4.7. MAINTENANCE OF PROPERTIES. Each of the Obligors shall do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that such Obligor's business may be properly conducted at all times, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Obligors shall promptly notify the Lender of any event causing material deterioration, loss or depreciation in value of any substantial portion of the Collateral and the amount of such loss or depreciation. The Lender shall have no duty to, and the Obligors hereby release the Lender from all claims for loss or damage caused by the failure of the Lender to, collect, protect, preserve or enforce any of the Collateral or preserve rights against account debtors and prior parties to the Collateral.

      4.8. INSURANCE. Each of the Obligors shall maintain with financially sound, well rated and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and in any event as is ordinarily and customarily carried by companies similarly situated and in the same or similar businesses as such Obligor. Each of the Obligors shall pay, when due, all premiums on such insurance and will furnish to the Lender, upon request, evidence of payment of such premiums and other information as to the insurance carried by such Obligor. Such insurance shall include, without limitation, (a) comprehensive fire and extended coverage insurance on the physical assets and properties of such Obligor (including, without limitation, the Collateral) against such risks, with such loss deductible amounts and in such amounts not less than those which may be satisfactory to the Lender but in all events conforming to prudent business practices and in such minimum amounts that such Obligor will not be deemed a co-insurer under applicable insurance laws, regulations, policies and practices, (b) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Obligors, and
(c) worker's compensation insurance. Each policy of such insurance covering the Collateral shall contain a provision or endorsement satisfactory to the Lender naming the Lender as loss payee or mortgagee and providing that (a) such policy may not be canceled or altered and the Lender may not be removed as loss payee or mortgagee without at least thirty days prior written notice to the Lender, and (b) no act or default of the Obligors or any other person shall affect the right of the Lender to recover under such policy. Each Obligor hereby irrevocably (x) assigns and grants to the Lender a security interest in any and all proceeds of each such insurance policy covering the Collateral, (y) directs each insurance company to pay all such proceeds directly to the Lender, and (z) constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as each Obligor's true and lawful attorney-in-fact (coupled with an interest) with authority and power on behalf of each Obligor to make, adjust, settle or compromise all claims under each such insurance policy, to collect and receive all proceeds payable under each such insurance policy and to endorse any check, draft or instrument for such proceeds. Any proceeds of such insurance received by the Lender (less the amount of any reasonable costs and settlement of such losses) shall, absent an Event of Default, be applied, at the option of the Obligors, to the repayment of the Obligations, or to the restoration or replacement of any damaged or destroyed Collateral. Following the occurrence of and during the continuance of any Event of Default all insurance proceeds received by the Lender shall be applied by the Lender either to the Obligations (whether matured or unmatured) in such manner and at such times as the Lender may determine in its sole discretion OR to the restoration or replacement of the damaged or destroyed Collateral upon terms and conditions reasonably satisfactory in all material respects to the Lender.

      4.9. INSPECTION. Each Obligor shall permit the Lender, by its representatives and agents, upon reasonable notice during normal business hours, to inspect any of the properties, books and financial records of such Obligor, to examine and make copies of the books of accounts and other financial records of such Borrowers, and to discuss the affairs, finances and accounts of such Borrowers with, and to be advised as to the same by, such Obligor (or its representatives) at such reasonable times and intervals as the Lender may designate. In connection with the foregoing, the Lender and its representatives and agents, shall have the right upon reasonable notice during normal business hours, to (a) enter any business premises of the Obligors or any other premises where the Collateral and the records relating thereto may be located and to audit, appraise, examine and inspect the Collateral and all records related thereto and to make extracts therefrom and copies thereof, and (b) verify under reasonable procedures the validity, amount, quality, quantity, value and condition of, and any other matter relating to, the Collateral, including contacting any person possessing any of the Collateral. Without limiting the foregoing, the Obligors specifically agree that the Obligors will permit quarterly audits to be performed by the Lender; PROVIDED, HOWEVER, that (i) each such audit shall be performed during normal business hours upon at least two (2) Business Days' prior notice to the Obligors, (ii) absent a Default or Event of Default, such audit shall not occur more often than once every three (3) months, and (iii) absent a Default or Event of Default, each such audit shall be at the expense of the Lender.

      4.10 FURTHER ASSURANCES. The Obligors shall defend the title of the Obligors to the Collateral and the security interest and lien thereon of the Lender against all persons and against all security interests and liens on the Collateral adverse to those of the Lender. The Obligors will, from time to time, at the expense of the Obligors, execute, deliver, acknowledge and cause to be duly filed, recorded or registered any statement, assignment, instrument, paper, agreement or other document and take any other action that from time to time may be necessary or desirable, or that the Lender may reasonably request, in order to create, preserve, continue, perfect, confirm or validate the security interest and lien of the Lender on the Collateral or to enable the Lender to obtain the full benefits of this Agreement or to exercise and enforce any of its rights, powers and remedies hereunder or under applicable laws. The Obligors shall pay all costs of, and incidental to, the filing, recording or registration of any such document as well as any recordation, transfer or other tax required to be paid in connection with any such filing, recordation or registration. The Obligors hereby covenant to indemnify, defend and save harmless the Lender, its officers, directors, agents and employees, from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes and recording costs incurred by the Lender in connection with this Agreement or the Collateral which covenant shall survive the termination of this Agreement and the payment of all other Obligations. The Obligors agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement signed by the Obligors in connection with this Agreement shall be sufficient as a financing statement. If, any Equipment is or may become a part of any real estate owned or leased by any Obligor, the Obligors will, upon the request of the Lender, furnish to the Lender in form and content satisfactory to the Lender, a landlord's waiver by the record owner of such real estate and a mortgagee's waiver by any person who has a security interest or lien on such real estate which is or may be superior to the security interest and lien of the Lender on such Equipment or in such Collateral.

      4.11. NOTICE. Promptly give written notice to the Lender of (a) the occurrence of any Default or any event, development or circumstance which could reasonably be expected to have a Material Adverse Effect, (b) any litigation instituted or threatened against any Obligors or any judgment against any Obligor where claims against such Obligor exceed $1,000,000 and are not covered in full by insurance, (c) any notice of a claim against, or investigation of, any Obligor, the Collateral or any other property owned, leased, operated or used by any Obligor alleging a violation of Environmental Laws or the discovery, use, location, installation, spill, treatment, release or storage of any Hazardous Materials by any Obligor on, under or from the Collateral (or any part thereof) or any other property owned, leased, used or operated by any Obligor which could reasonably be expected to result in a breach of the provisions of Section 4.4 hereof, and (d) the occurrence of any "reportable event" within the meaning of ERISA or any assertion of liability of the Obligors by the PBGC.

      SECTION 5. NEGATIVE COVENANTS. The Obligors jointly and severally covenant and agree with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:

      5.1. INDEBTEDNESS. The Obligors shall not create, incur, assume or permit to exist any Indebtedness except (a) indebtedness to the Lender, (b) other indebtedness existing on the date hereof or expressly permitted by the provisions hereof, (c) Indebtedness incurred by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (d) indebtedness incurred in the ordinary course of business which is unsecured and consists of open accounts extended by suppliers on normal trade terms in connection with the purchase of goods and services, (e) purchase money indebtedness including capital leases incurred for the acquisition of new hardware and software or for furniture, equipment and infrastructure, and (f) indebtedness permitted pursuant to Section 7.2 of the Citicorp Credit Agreement.

      5.2. LIENS. The Obligors shall not create, incur, assume or permit to exist any lien, security interest or encumbrance of any nature whatsoever on any of the Collateral, except for (a) any lien or security interest now or hereafter securing all or any part of the Obligations, (b) any lien, security interest or encumbrance existing on the date hereof securing all or any part of the obligations owed by the Obligors to the Lender in connection with the Master Lease Agreement, (c) any lien, security interest or encumbrance existing on the date hereof securing all or any part of the obligations owed by the Obligors to Citicorp in connection with the Citicorp Credit Agreement and subordinated to the lien on the Collateral granted herein, (d) any lien, security interest or encumbrance existing on the date hereof which was immediately prior hereto disclosed to, and approved by, the Lender in writing, (e) any lien, security interest or other encumbrance subsequently approved by the Lender in writing after the date hereof. The Obligors shall not create, incur, assume or permit to exist any lien, security interest or encumbrance of any nature whatsoever on any Obligor's property or assets (other than the Collateral) both now owned and hereafter acquired except as permitted pursuant to Sections 6.9 and 7.3 of the Citicorp Credit Agreement.

      5.3. INVESTMENTS. Without the prior written consent of the Lender (which shall be exercised in its sole discretion), no Obligor shall make or permit to remain outstanding any, Investment (as defined in the Citicorp Credit Agreement) in, any Person, other than as permitted pursuant to Section
7.7 of the Citicorp Credit Agreement.

      5.4. RESTRICTED PAYMENTS. No Obligor shall declare or make any Restricted Payment except as permitted pursuant to Section 7.6 of the Citicorp Credit Agreement.

      5.5 MERGERS, ETC. No Obligor shall enter into any merger or consolidation other than the Galaxy Restructuring and Certified Fabrication Restructuring without the Lender's prior written consent, except that any Borrower may be merged into or consolidated with another Borrower.

      5.6. LIQUIDATION. Without the consent of the Lender, no Obligor shall sell, lease or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, assets or properties, including, without limitation, the Collateral (other than as part of the Galaxy Restructuring or the Certified Fabricators Restructuring) outside of the ordinary course of business or take any action to liquidate, dissolve or wind up any Obligor or its business.

      5.7. SALE OF ASSETS. The Obligors shall not, directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of any asset (other than the Collateral), whether now owned or hereafter acquired, or any income or profits therefrom, or enter any agreement to do so, except as permitted pursuant to Section 7.5 of the Citicorp Credit Agreement or as otherwise permitted by the Required Lenders under the Citicorp Credit Agreement, and except for disposal, of capital stock of any Subsidiary of the Guarantor which is not a Borrower. The Obligors shall not, directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of the Collateral or any income or profits therefrom, without the prior written consent of the Lender, which consent may be granted or withheld in the Lender's absolute sole discretion; provided, however, that Galaxy may sell to Nationwide all or a portion of the Collateral owned by Galaxy provided that the Borrowers shall (a) give the Lender not less than ten (10) Business Days prior written notice of such sale, and (b) execute, deliver, and/or file, prior to such sale, such uniform commercial code financing statements, releases and/or termination statements as shall be necessary to maintain the Lender's perfected first priority lien on such Collateral.

      5.8. CHANGE OF BUSINESS. No Obligor shall enter into any business other than the business as conducted by such Obligor on the date hereof or any business substantially similar thereto.

      5.9. CHANGE OF NAME, LOCATION, ETC. No Obligor shall (a) change its legal name, identity or, except in connection with its creation or acquisition of any subsidiaries permitted under Section 3.3 hereof, its structure, (b) change the location of its chief executive office or its chief place of business, (c) change the location where it keeps its records concerning the Collateral, (d) change the location of any Collateral, or (e) open a new place of business, unless such Obligor shall have given the Lender prior written notice thereof and shall at its cost and expense have executed, delivered, acknowledged, filed, recorded or registered all financing statements and other documents as may be reasonably required by the Lender in order to create, perfect, continue, preserve, confirm or validate the security interest and lien of the Lender on the Collateral and their priority; PROVIDED that no Obligor shall in any event change the location of any Collateral if such change would cause the security interest and lien of the Lender on the Collateral (or the perfection thereof) to lapse, or if required to be perfected prior to such change, to cease to be perfected.

      5.10. FISCAL YEAR.  No Obligor shall change its fiscal year.

      5.11. AFFILIATES. No Obligor shall enter into or participate in any transaction with an Affiliate except on terms and at rates no more favorable than those which would have prevailed in an arm's length transaction between unrelated third parties except as permitted pursuant to Section 7.9 of the Citicorp Credit Agreement.

      5.12. SALE AND LEASEBACK TRANSACTIONS. No Obligor shall sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property except as permitted pursuant to Section 7.10 of the Citicorp Credit Agreement.

      5.13. ERISA. No Obligor shall engage in any "prohibited transaction" (as such term is defined by ERISA), incur any "accumulated funding deficiency" (as such term is defined by ERISA) whether or not waived, or terminate any Plan in a manner which could reasonably be expected to result in a Material Adverse Effect.

      5.14. FINANCIAL CONDITION COVENANTS. The Obligors will comply with each and every one of the covenants set forth in Section 7.1 of the Citicorp Credit Agreement, as in existence on the date hereof. Any amendment or waiver of the provisions of Section 7.1 of the Citicorp Credit Agreement after the date hereof shall not bind the Lender or be effective to amend the provisions of this section 5.14 unless the Lender shall have in its sole and absolute discretion, agreed to such waiver or amendment in writing.

      5.15. MANAGEMENT FEES AND CONSULTING FEES. The Obligors shall not pay any management fee or consulting fee or transfer any Property to any Affiliate other than as permitted pursuant to Section 7.9 of the Citicorp Credit Agreement.

      SECTION 6. DEFAULT. The occurrence of any one or more of the following events shall constitute a default under the provisions of this Agreement, and the term "Event of Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

      6.1. PAYMENT OF OBLIGATIONS. The failure of the Borrowers to pay any principal payment of any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Note, any of the other Loan Documents and/or documents executed in connection therewith, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise or the failure of the Borrowers to make any interest, fee, or other payment within five (5) days of the date when the same becomes due and payable in accordance with the provisions of the Agreement, the Note, or any of the other Loan Documents, whether (both) at the due date thereof, a date fixed for prepayment, or by acceleration thereof or otherwise;

      6.2. PERFORM, ETC. CERTAIN PROVISIONS OF THIS AGREEMENT. The failure of the Borrowers to perform, observe or comply with any of the provisions of subsections 4.3, or 4.8 of this Agreement (Affirmative Covenants) or of
Section 5 (Negative Covenants) of this Agreement;

      6.3. PERFORM, ETC. OTHER PROVISIONS OF THIS AGREEMENT. The failure of the Borrowers to perform, observe or comply with any of the provisions of this Agreement other than those covered by Sections 6.1 and 6.2 above, and such failure is not cured to the satisfaction of the Lender within a period of thirty (30) days after the date of written notice thereof by the Lender to the Borrowers.

      6.4. REPRESENTATIONS AND WARRANTIES. If any representation and warranty contained herein or any statement or representation made in any certificate or any other information at any time given by or on behalf of the Obligors or furnished in connection with this Agreement or any of the other Loan Documents shall prove to be false, incorrect or misleading in any material respect on the date as of which made;

      6.5. DEFAULT UNDER MASTER LEASE, CITICORP CREDIT AGREEMENT, ETC. The occurrence of a default (as defined and described therein) under the provisions of the Master Lease Agreement or the Citicorp Credit Agreement, which is not cured within applicable cure periods, if any;

      6.6 PERFORM OTHER PROVISIONS OF LOAN DOCUMENTS. The failure of the Obligors to perform, observe, or comply with any of the provisions of this Agreement or the other Loan Documents (other than those covered by Sections
6.1 through 6.5 and Sections 6.7 through 6.13), which failure is not cured to the satisfaction of the Lender within thirty (30) days after the date of written notice from the Lender to the Borrowers.

      6.7. LIQUIDATION, TERMINATION, DISSOLUTION, ETC. If any Borrower or the Guarantor shall liquidate, dissolve or terminate its existence other than in accordance with Section 5.6;

      6.8. DEFAULT UNDER OTHER INDEBTEDNESS. Except as set forth in Section 6.1, 6.3 or 6.5 above, if any Borrower or the Guarantor shall fail to pay when due any Indebtedness, in excess of $1,500,000 owed to any Person beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur the effect of which default or other event is to cause or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to demand payment prior to its stated maturity and such indebtedness is accelerated prior to its scheduled maturity;

      6.9. ATTACHMENT. The issuance of any attachment or garnishment against property or credits of any Borrower or the Guarantor for an amount in excess, singly or in the aggregate, of $1,000,000, which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days after the issuance thereof;

      6.10. JUDGMENTS. One or more judgments or decrees shall be entered against any Borrower or the Guarantor involving in the aggregate a liability in excess of $1,000,000, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days after the entry thereof.

      6.11. INABILITY TO PAY DEBTS, ETC. If any Borrower or the Guarantor shall admit its inability to pay its debts as they mature or shall make any assignment for the benefit of any of its creditors;

      6.12. BANKRUPTCY. If proceedings in bankruptcy, or for reorganization of any Borrower or the Guarantor, or for the readjustment of any of any Borrower's or Guarantor's debts, under the United States Bankruptcy Code (as amended) or any part thereof, or under any other applicable laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by any Borrower or the Guarantor, and, except with respect to any such proceedings instituted by any Borrower or the Guarantor, shall not be discharged within sixty (60) days of their commencement;

      6.13. RECEIVER, ETC. A receiver or trustee shall be appointed for any Borrower or for any substantial part of any Borrower's or Guarantor's assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Borrower or the Guarantor and, except with respect to any such appointments requested or instituted by any Borrower or the Guarantor, such receiver or trustee shall not be discharged within sixty (60) days of his or her appointment, and , except with respect to any such proceedings instituted by any Borrower or the Guarantor, such proceedings shall not be discharged within sixty (60) days of their commencement;

      SECTION 7. RIGHTS AND REMEDIES.

      7.1. RIGHTS AND REMEDIES. If any Event of Default shall occur and be continuing, the Lender may declare the unpaid principal amount of the Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by the Borrowers to the Lender, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrowers; PROVIDED THAT, in the case of any Event of Default referred to in Sections 6.12 and 6.13 above, the unpaid principal amount of the Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable by the Borrowers to the Lender without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by the Borrowers. Upon the occurrence and during the continuation of any Event of Default, then in each and every case, the Lender shall be entitled to exercise in any jurisdiction in which enforcement thereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Lender under the other provisions of this Agreement and the other Loan Documents, the rights and remedies of a secured party under the New York Uniform Commercial Code and all other rights and remedies available to the Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently, but subject to the terms of the Intercreditor Agreement:

                (a) The Lender shall have the right to take possession of the Collateral, and for that purpose, so far as the Borrowers may give authority therefor or to the extent permitted under applicable laws, to enter upon any premises on which the Collateral or any part thereof may be situated, exclude the Borrowers therefrom, and remove therefrom all or any of the Collateral without any liability for suit, action or other proceeding, THE BORROWERS ARE HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require the Borrowers, at the Borrowers' expense, to assemble and deliver all or any of the Collateral to such place or places as the Lender may designate.

                (b) The Lender shall have the right to operate, manage and control all or any of the Collateral permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell, lease or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as the Lender, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law. Any purchaser or lessee of any of the Collateral so sold or leased shall hold the property so sold or leased free from any claim or right of the Borrowers and the Borrowers hereby waive (to the extent permitted by law) all rights of redemption, stay or appraisal with respect thereto. The Lender and the Borrowers agree that commercial reasonableness and good faith require the Lender to give to the Borrowers no more than ten
           (10) days prior written notice of any public sale or other disposition of the Collateral or of the time after which any private sale or other disposition of the Collateral is to be made.

                (c) The Lender shall have the right, and each Borrower hereby irrevocably designates and appoints the Lender and its designees as the attorney-in-fact of such Borrower, with power of substitution and with power and authority in such Borrower's name, the Lender's name or otherwise and for the use and benefit of the Lender (i) to remove from any place of business of the Borrowers all records in respect of the Collateral and, at the cost and expense of the Borrowers, to make use of any place of business of the Borrowers as may be necessary or desirable to administer, control, collect, sell or otherwise dispose of the Collateral,
           (ii) to commence, prosecute or defend any action, suit or proceeding relating to the Collateral or the collection, enforcement or realization upon the Collateral, (iii) to adjust and compromise any claims under insurance policies, and (iv) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any or all of the Collateral and to do all other acts and things necessary to carry out this Agreement as though the Lender were absolute owner of the Collateral. This power of attorney, being coupled with an interest, is irrevocable and all acts by the Lender and its designees pursuant thereto are hereby ratified and confirmed by the Borrowers. Neither the Lender nor any of its designees shall be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than acts of willful misconduct or gross negligence. The provisions of this subsection shall not (x) be construed as requiring or obligating the Lender or any designee to take any action authorized hereunder and any action taken or any action not taken hereunder shall not give rise to any liability on the part of the Lender or its designees or to any defense, claim, counterclaim or offset in favor of the Borrowers, (y) be construed to mean the Lender has assumed any of the obligations of any Borrower under any instrument or agreement as the Lender shall not be responsible in any way for the performance of any Borrower of any of the provisions thereof, and (z) relieve any Borrower of any of its obligations hereunder or in any way limit the exercise by the Lender of any other or further rights it may have hereunder, under the other Loan Documents, by law or otherwise.

      7.2. DEFAULT RATE. Notwithstanding the entry of any decree, order, judgment or other judicial action, upon the occurrence of an Event of Default hereunder, the unpaid principal amount of the Note and all other monetary Obligations outstanding or becoming outstanding while such Event of Default exists shall bear interest from the date of such Event of Default until such Event of Default has been cured to the satisfaction of the Lender, at a floating and fluctuating per annum rate of interest equal at all times to the Default Rate, irrespective of whether or not as a result thereof, the Note or any of the Obligations has been declared due and payable or the maturity thereof accelerated. The Borrowers jointly and severally agreed to pay on demand from time to time such interest to the Lender and the same shall be a part of the Obligations hereunder.

      7.3. LIENS, SET-OFF. As security for the payment of the Obligations and the performance of the Loan Documents, each Borrower hereby grants to the Lender a continuing security interest and lien on, in and upon all Indebtedness owing to, and all deposits (general or special), credits, balances, monies, securities and other property of, such Borrower and all proceeds thereof, both now and hereafter held or received by, in transit to, or due by, the Lender. In addition to, and without limitation of, any rights of the Lender under applicable laws, if any Borrower becomes insolvent, however evidenced, or any Event of Default occurs, the Lender may at any time and from time to time thereafter, without notice to any Borrower, set-off, hold, segregate, appropriate and apply at any time and from time to time thereafter all such Indebtedness, deposits, credits, balances (whether provisional or final and whether or not collected or available), monies, securities and other property toward the payment of all or any part of the Obligations in such order and manner as the Lender in its sole discretion may determine and whether or not the Obligations or any part thereof shall then be due or demand for payment thereof made by the Lender.

      7.4. ENFORCEMENT COSTS. The Borrowers jointly and severally agree to pay to the Lender on demand (a) all enforcement costs paid, incurred or advanced by or on behalf of the Lender after the occurrence of an Event of Default and (b) interest on such enforcement costs from the date paid, incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Default Rate.

      7.5. APPLICATION OF PROCEEDS. Any proceeds of the collection of the Obligations and/or the sale or other disposition of the Collateral will be applied by the Lender to the payment of enforcement costs, and any balance of such proceeds (if any) will be applied by the Lender to the payment of the remaining Obligations (whether then due or not), at such time or times and in such order and manner of application as the Lender may from time to time in its sole discretion determine, with any excess to be paid to the Obligors. If the sale or other disposition of the Collateral fails to satisfy all of the Obligations, the Borrowers shall remain liable to the Lender for any deficiency.

      7.6. REMEDIES, ETC. CUMULATIVE. Each right, power and remedy of the Lender as provided for in this Agreement or in the other Loan Documents or now or hereafter existing under applicable laws or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing under applicable laws or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.

      7.7. NO WAIVER, ETC. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Loan Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Loan Documents, or to declare a Default or Event of Default, as applicable, for failure to effect such prompt payment of any such other amount. The payment by the Borrowers or any other person and the acceptance by the Lender of any amount due and payable under the provisions of this Agreement or the other Loan Documents at any time during which an Event of Default exists shall not in any way or manner be construed as a waiver of such Event of Default by the Lender or preclude the Lender from exercising any right of power or remedy consequent upon such

Event of Default.

      SECTIN 8. THE GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees to the Lender, the due and punctual payment of all present and future indebtedness evidenced by or arising out of this Agreement, the Note and the due and punctual payment of all other sums now or hereafter owed by the Borrowers under this Agreement and the Note as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms hereof and thereof. In case of failure by any Borrower punctually to pay the indebtedness guaranteed hereby, the Guarantor hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by such Borrowers.

      8.1. GUARANTEE UNCONDITIONAL. The obligations of the Guarantor under this Section 8 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Loan Document, by operation of law or otherwise;

                (b) any modification or amendment of or supplement to any Loan Document;

                (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any other Obligor under any Loan Document;

                (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Loan Document;

                (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against any other Obligor or any other Person, whether or not arising in connection with any Loan Document, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on the Note or any other amount payable by it under any Loan Document; or

                (g) any other act or omission to act or delay of any kind by any other Obligor, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Section 8.

      8.2. DISCHARGE. The Guarantor's obligations under this Section 8 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrowers under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by a Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the Guarantor's obligations under this Section 8 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

      8.3. WAIVER. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

      8.4. SUBROGATION AND CONTRIBUTION. The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against a Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by a Borrower in respect thereof or
(ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

      8.5. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by a Borrower under this Agreement or the Note is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Lender.

      SECTION 9. MISCELLANEOUS.

      9.1. COURSE OF DEALING; AMENDMENT. No course of dealing between the Lender and the Borrowers shall be effective to amend, modify or change any provision of this Agreement or the other Loan Documents. The Lender shall have the right at all times to enforce the provisions of this Agreement and the other Loan Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or the other Loan Documents or as having in any way or manner modified or waived the same. This Agreement and the other Loan Documents to which any Borrower is a party may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrowers

      9.2. WAIVER OF DEFAULT. The Lender may, at any time and from time to time, execute and deliver to the Borrowers a written instrument waiving, on such terms and conditions as the Lender may specify in such written instrument, any of the requirements of this Agreement or of the other Loan Documents or any Event of Default or Default and its consequences, PROVIDED that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, the Borrowers and the Lender shall be restored to their former positions prior to such Event of Default or Default and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other Event of Default or Default, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

      9.3. NOTICES. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or, in the case of notice by telegraph, telex or facsimile transmission, when properly transmitted, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

                         Borrowers:        c/o Precision Partners, Inc.
                                           5605 N. MacAuthur Boulevard
                                           Suite 710
                                           Irving, Texas  75038
                                           Attention: Frank R. Reilly
                                           Tel:  (972) 580-2686
                                           Fax:  (972) 580-1551

                         Lender General Electric Capital Corporation 401 Merritt Seven, Second Floor Norwalk, Connecticut 06856
                                           Attn: Jeff Fitts
                                           Tel:  (203) 229-1920
                                           Fax:  (203)229-1992

       except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

      9.4. RIGHT TO PERFORM. If the Borrowers shall fail to make any payment or to otherwise perform, observe or comply with the provisions of this Agreement or any of the other Loan Documents, then and in each such case, the Lender may (but shall be under no obligation whatsoever to) without notice to or demand upon the Borrowers remedy any such failure by advancing funds or taking such action as it reasonably deems appropriate for the account and at the expense of the Borrowers. The advance of any such funds or the taking of any such action by the Lender shall not be deemed or construed to cure a Default or waive performance by the Borrowers of any provisions of this Agreement. The Borrowers shall pay to the Lender on demand, together with interest thereon from the date advanced or incurred until paid in full at a per annum rate of interest equal at all times to the Default Rate, any such funds so advanced by the Lender and any costs and expenses advanced or incurred by or on behalf of the Lender in taking any such action, all of which shall be a part of the Obligations hereunder.

      9.5. COSTS AND EXPENSES. The Borrowers jointly and severally agree to pay to the Lender on demand all fees, recordation and other taxes, costs and expenses of whatever kind and nature, including reasonable attorney's fees and disbursements, which the Lender may incur or which are payable in connection with the closing, including, without limitation, the preparation of this Agreement and the other Loan Documents, the recording or filing of any and all of the Loan Documents and obtaining lien searches and title insurance policies. All such fees, costs, recordation and other taxes shall be a part of the Obligations hereunder.

      9.6. CONSENT TO JURISDICTION. Each Borrower irrevocably (a) consents and submits to the jurisdiction and venue of any state or federal court sitting in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, (b) waives, to the fullest extent permitted by law, any objection that such Borrower may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (c) consents to the service of process in any such suit, action or proceeding in any such court by the mailing of copies of such process to such Borrower by certified or registered mail at such Borrower's address set forth herein for the purpose of giving notice.

      9.7. WAIVER OF JURY TRIAL. THE BORROWERS AND THE LENDER HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE EQUIPMENT LOAN, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

      9.8. ASSIGNMENT AND PARTICIPATIONS. The Lender may sell, assign or transfer to any person or persons, all or any part of the Obligations or all or any part of the Loan Documents and each such person or persons shall have the right to enforce the provisions of the Loan Documents and any of the Obligations as fully as the Lender; PROVIDED, THAT, the Lender shall continue to have the unimpaired right to enforce the provisions of the Loan Documents and any of the Obligations as to so much of the Loan Documents and/or the Obligations that it has not sold, assigned or transferred. Additionally, the Lender may sell or grant to any other person or persons participations in all or any part of the Obligations or all or any part of the Loan Documents. In connection with and prior to and after any such sale, transfer, assignment or participation, the Lender may subject to obtaining a confidentiality undertaking, disclose and furnish to any prospective or actual purchaser, transferee, assignee or participant, any and all reports, financial statements and other information obtained by the Lender at any time and from time to time in connection with the Obligations, any of the Loan Documents or otherwise. The Borrowers will fully cooperate with the Lender in connection with any such assignment and will execute and deliver such documents as are necessary to effect any such assignment, amendments to this Agreement in order to effect any such assignment (including, without limitation, the appointment of the Lender as agent for itself and all assignees) and new or replacement promissory note for the Note in conjunction with any such assignment; PROVIDED, THAT, the Borrowers' indebtedness, obligations and liabilities under this Agreement and the other Loan Documents will not be increased by reason of any such assignment.

      9.9 JOINT AND SEVERAL LIABILITY, ETC. Each of the Borrowers shall be jointly and severally liable for the Obligations. The Lender may, without notice to or consent of any of the Borrowers and with or without consideration, release, discharge, compromise or settle with, waive, grant indulgences to, proceed against or otherwise deal with, any of the Borrowers without in any way affecting, limiting, modifying, discharging or releasing any of the obligations and liabilities under this Agreement or the other Loan Documents of any other Borrowers. Each Borrower consents and agrees that (a) the Lender shall not be under any obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the obligations and liabilities of such Borrower under this Agreement or any of the other Loan Documents, (b) any rights such

Borrower may have against any other Borrowers for contribution, exoneration from payment or otherwise, in respect of any amounts paid by such Borrower pursuant to any of the Loan Documents or which continue to be owing pursuant to any of the Loan Documents, shall be postponed until the Obligations have been indefeasibly paid in full and no commitments therefor are outstanding and (c) the Lender may enforce and collect the obligations and liabilities of such Borrower hereunder or under the other Loan Documents irrespective of any attempt, pursuit, enforcement or exhaustion of any rights and remedies the Lender may at any time have to collect the obligations and liabilities hereunder or under the other Loan Documents of any other Borrowers.

      9.10. CERTAIN DEFINITIONAL PROVISIONS. Accounting terms used in this Agreement shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time in the United States of America. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used herein, the singular number shall include the plural, the plural, the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Unless otherwise defined herein, all terms used herein which are defined by the New York Uniform Commercial Code shall have the same meanings as assigned to them by the New York Uniform Commercial Code unless and to the extent varied by this Agreement.

      9.11. SEVERABILITY. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement which shall remain effective.

      9.12. SURVIVAL. All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement and all other Loan Documents.

      9.13. BINDING EFFECT. This Agreement and all other Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective personal representatives, and permitted successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender.

      9.14. APPLICABLE LAW AND TIME OF ESSENCE. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, both in interpretation and performance. Time is of the essence in connection with all obligations of the Borrowers hereunder and under any of the other Loan Documents.

      9.15. DUPLICATE ORIGINALS AND COUNTERPARTS. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

      9.16. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      9.17. INTERCREDITOR AGREEMENT. This Agreement shall be subject to the terms of the Intercreditor Agreement, which shall override this Agreement to the extent (and only to the extent) of any inconsistency.

      IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement as of the day and year first written above.

WITNESS:                             GALAXY INDUSTRIES CORPORATION


                                     By: /s/ Frank Reilly
                                        ---------------------------
                                        Name:  Frank Reilly
                                        Title: Vice President


 WITNESS:                            MIDSTATE MACHINE PRODUCTS


                                     By: /s/ Frank Reilly
                                        ---------------------------
                                        Name:  Frank Reilly
                                        Title: Vice President


WITNESS:                             NATIONWIDE PRECISION PRODUCTS
                                      CORP.


                                     By: /s/ Frank Reilly
                                        ---------------------------
                                        Name:  Frank Reilly
                                        Title: Vice President


WITNESS:                             GENERAL AUTOMATION, INC.


                                     By: /s/ Frank Reilly
                                        ---------------------------
                                        Name:  Frank Reilly
                                        Title: Vice President


WITNESS:                             GENERAL ELECTRIC CAPITAL
                                     CORPORATION


                                     By: /s/ Frank Reilly
                                        ---------------------------
                                        Name:  Frank Reilly
                                        Title: Vice President


WITNESS:                             PRECISION PARTNERS, INC.


                                     By: /s/ Frank Reilly
                                        -----------------------------------
                                        Name:  Frank Reilly
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                                            Schedule 1.3(a)
                                                                  to
                                                    Loan, Security, and Guaranty
                                                               Agreement

                                  NEW EQUIPMENT

THE FOLLOWING EQUIPMENT, TOGETHER WITH ALL ACCESSIONS, ATTACHMENTS (INCLUDING, BUT NOT LIMITED TO, FILTERMATIC SYSTEMS, CHIPBLASTERS, MAGNETIC CHIP CONVEYORS AND AUTODOORS) SUBSTITUTIONS AND REPLACEMENTS THEREFOR, AND PROCEEDS (INCLUDING INSURANCE PROCEEDS) THEREOF:


                        Serial             Type and Model
  Manufacturer         Numbers               of Equipment             Owner
-------------------------------------------------------------------------------
Mitsui            MT-1294B          OM VT5-16N(e)                       1
Mitsui            MT-1294D          OM VT5-16N(e)                       1
Mitsui            MT1301A           OM VT5-16N(e)                       1
Toshiba           130298            BP-130                              1
Mori Seiki        158               CL-253A CNC Machine                 2
Mori Seiki        2355              SV-503B/50 CNC Machine              2
Mori Seiki        2356              SV-5003B/50 CNC Machine             2
Mori Seiki        89                RL-253 CNC Machine                  2
Mori Seiki        182               VL-25A1 CNC Machine                 2
Mori Seiki        185               CL-25A1 CNC Machine                 2
Mori Seiki        1008              SH-403 CNC Machine                  2
Mori Seiki        90                RL-253 CNC Machine                  2
Mori Seiki        1517              CL-203B CNC Machine                 2
Mori Seiki        1528              CL-203B CNC Machine                 2
Boldt Machinery   434               CNC Lathe                           2
Hitachi Seiki USA 63126             HS630-50                            2
Hitachi Seiki     63087             HS630-50                            2
Hitachi Seiki     63129             HS630-50                            2
Hitachi Seiki     63130             HS630-50                            2
Hitachi Seiki     63113             HS630-50                            2
Mori Seiki        2399              SV-503B/50 CNC Machine              2
Mori Seiki        1035              SH-403 CNC Machine                  2
Mori Seiki        1031              SH-403 CNC Machine                  2
Mori Seiki        1036              SH-403 CNC Machine                  2
Mori Seiki        2357              SV-503B/50 CNC Machine              2
Mori Seiki        186               VL-25A1 CNC Machine                 2
Mori Seiki        88                RL-253 CNC Machine                  2
Mori Seiki        57                MT-253S                             2
Mori Seiki        1074              SH-403                              2
Mori Seiki        1073              SH-403                              2
Mori Seiki        1072              SH-403                              2
Mori Seiki        187               VL-25A1                             2

OWNER:
      1.    Mid State Machine Products
      2.    Nationwide Precision Products Corporation
                                                     -

                                                           Schedule 1.3(b)
                                                                 to
                                                    Loan, Security, and Guaranty
                                                              Agreement

                                 REFINANCED EQUIPMENT

THE FOLLOWING EQUIPMENT, TOGETHER WITH ALL ACCESSIONS, ATTACHMENTS (INCLUDING, BUT NOT LIMITED TO, FILTERMATIC SYSTEMS, CHIPBLASTERS, MAGNETIC CHIP CONVEYORS AND AUTODOORS) SUBSTITUTIONS AND REPLACEMENTS THEREFOR, AND PROCEEDS (INCLUDING INSURANCE PROCEEDS) THEREOF:


                                                    Type and Model
MANUFACTURER            SERIAL NUMBERS               OF EQUIPMENT

      MORI SEIKI              30                       MH-1000
      MORI SEIKI              20                       MH-1000
      MORI SEIKI              23                       MH-1000
      MORI SEIKI              25                       MH-1000
      MORI SEIKI              26                       MH-1000
      MORI SEIKI              27                       MH-1000
         WOTAN              50.191                     CUTMAX 2
         WOTAN              51.190                     CUTMAX 2
         WOTAN              52.193                     CUTMAX 2
         WOTAN              53.194                     CUTMAX 2
DUNNAGE WASH SYSTEMS    99-0909-01B     Parts Washer RPT-4827GDB (40%)
BROWN & SHARPE          784-1220-155-87 XCEL 122010 BASE MACHINE - CMM
OMNI-TECH SALES         EMD-5101        MODULAR SYSTEM SURFACE ANALZYER

DETROIT AIR COMPRESSOR  AII 365-001H-1  ATLAS GA45-125FF - AIR COMPRESSOR
DETROIT AIR COMPRESSOR  AII 351-116H    ATLAS GA50-VSD-FF - AIR COMPRESSOR
DETROIT AIR COMPRESSOR  AII 365-001H-2  ATLAS GA45-125FF - AIR COMPRESSOR
FRAZA EQUIPMENT         2E25-MC         LIFT TRUCK-MDL
J C EDWARDS             6125            BUCKHORN CONTAINERS (LOT)
NUMEROUS                N/A             ASSOCIATED MISC ITEMS (LOT)
                        CAH-2013,
ROYAL ARC CRANE         EC-2012-3-10    HOIST, CRANE AND CONVEYORS (LOT) (90%)
                                        CONCRETE WORK-MACHINE FOUNDATIONS
CARTER CONSTRUCTION     11625           (LOT)
TYRRELL ELECTRIC        12129           ELECTRICAL INSTALLATION (LOT)
DETROIT AIR COMPRESSOR  12508           OIL/WATER SEPARATOR,MISC. (LOT)
PLYMOUTH RUBBER & TRANS C31-06A         COUPLERS/AIR HOSE (LOT)
AMERITECH 495-0585      11814           PHONE SYSTEM
NETARX, INC.            CSU-DSU         SOFTWARE-AUTOCAD (2)MECH. DESKTOP (1)
OTHER COSTS:
HARDWARE AND
ACCESSORIES:
(6) TRANSFORMERS        3PT40-1112.5K
(6) cooljet, 1000 psi
coolant systems         70-30-DF
(10) HYDRAULIC SYSTEMS  U4903, U4905,
                        U4906, N/A,
                        V0103, V0503,
                        V0102, V0505,
                        V0507, V0506
(6) TORIT MIST          IG588275-001-4,
COLLECTORS              IG588275-001-5,
                        IG588275-001-1,
                        IG588275-001-2,
                        IG588275-001-6,
                        IG588275-001-3
-------------------------------------------------------------------------------

OWNER: Galaxy Industries Corporation

                                                        Schedule 3.3
                                                             to
                                                Loan, Security, and Guaranty
                                                          Agreement


       LIST OF SUBSIDIARIES OR OTHER ENTITIES OWNED OR CONTROLLED BY GALAXY

       None.

       LIST OF SUBSIDIARIES OR OTHER ENTITIES OWNED OR CONTROLLED BY MID STATE

       Mid State Foundation

       LIST  OF  SUBSIDIARIES  OR  OTHER  ENTITIES  OWNED  OR  CONTROLLED  BY
       NATIONWIDE

       None.

       LIST OF SUBSIDIARIES OR OTHER ENTITIES OWNED OR CONTROLLED BY GA

       None.

       LIST OF  SUBSIDIARIES  OR OTHER  ENTITIES  OWNED OR  CONTROLLED  BY THE
       GUARANTOR

       Mid State Machine Products
       Galaxy Industries Corporation
       Certified Fabricators, Inc.
       General Automation, Inc.
       Nationwide Precision Products Corp.
       Gillette Machine and Tool Co., Inc.

                                                            Schedule 3.7
                                                                 to
                                                    Loan, Security, and Guaranty
                                                             Agreement


       GENERAL AUTOMATION, INC.

       CHIEF EXECUTIVE OFFICE

       ADDRESS                                COUNTY            STATE

       3300 Oakton Street, Skokie             Cook              Illinois

       FIXTURES

       Property included on Exhibit A to the UCC-1 financing statement relating to the Cook County, 3300 Oakton, Skokie real property.

       NAME CHANGES

       GA Acquisition Illinois, Inc. was the surviving corporation to a merger with GA Acquisition Delaware, Inc. on March 5, 1999.

       GA Acquisition Illinois, Inc. purchased substantially all the assets and assumed the liabilities of General Automation, Inc. and changed its corporate name to General Automation, Inc. on March 19, 1999.

       TRADENAMES

       None.

                                                            Schedule 3.7
                                                                 to
                                                    Loan, Security, and Guaranty
                                                             Agreement

       NATIONWIDE PRECISION PRODUCTS CORP.

       CHIEF EXECUTIVE OFFICE

       ADDRESS                                COUNTY            STATE

       200 Tech Park Drive, Henrietta         Monroe            New York

       OTHER BUSINESS LOCATIONS

       ADDRESS                                COUNTY            STATE

       Plant Building #6 West, 789 Elmgrove
       Road                                   Monroe            New York

       FIXTURES

       Property included on Exhibit A to the UCC-1 financing statement relating to the Monroe County, 200 Tech Park, Henrietta real property.

       NAME CHANGES

       Nationwide Acquisition New York, Inc. was the surviving corporation to a merger with Nationwide Acquisition Delaware, Inc. on March 8, 1999.

       Nationwide Acquisition New York, Inc. purchased substantially all the assets and assumed the liabilities of Nationwide Precision Products
       Corp. and changed its corporate name to Nationwide Precision Products Corp. on March 19, 1999.

       TRADENAMES

       None.

                                                            Schedule 3.7
                                                                 to
                                                    Loan, Security, and Guaranty
                                                             Agreement

       MID STATE MACHINE PRODUCTS

       CHIEF EXECUTIVE OFFICE

       ADDRESS                                COUNTY            STATE

       1501 Verti Drive, Winslow              Kennebec          Maine

       OTHER BUSINESS LOCATIONS

       None.

       FIXTURES

       Property included on Exhibit A to the UCC-1 financing statement relating to the Kennebec County, 1501 Verti, Winslow real property.

       NAME CHANGES

       None.

       TRADENAMES

       None.

                                                            Schedule 3.7
                                                                 to
                                                    Loan, Security, and Guaranty
                                                             Agreement

       GALAXY INDUSTRIES CORPORATION

       CHIEF EXECUTIVE OFFICE

       ADDRESS                                COUNTY            STATE

       41150 Joy Road, Plymouth               Wayne             Michigan

       OTHER BUSINESS LOCATIONS

       ADDRESS                                COUNTY            STATE

       7777 Ronda Drive, Canton               Wayne             Michigan

       41150 Joy Road, Plymouth               Wayne             Michigan

       47440 Michigan Avenue, Canton          Wayne             Michigan

       FIXTURES

       Property included on Exhibit A to the UCC-1 financing statement relating to the Wayne County, 41150-41160 Joy, Plymouth real property.

       NAME CHANGES

       Incorporated as Galaxy Investment Co. 10-12-67
       Amendment changing name to Galaxy Industries Corporation 02-25-97

       TRADENAMES

       MRL Engineering Company
       Galaxy Precision  Machining Co., Inc.

       MERGERS.

       Galaxy  Investment Co. and Galaxy  Industries  Corporation,  with Galaxy
       Investment   Co.,   with  Galaxy   Investment   Co.  as  the   surviving
       corporation 9/27/96

       Galaxy  Industries  Corporation  and  Galaxy  Acquisition,   Inc.,  with
       Galaxy Industries Corporation as the surviving corporation 9/29/98

                                                            Schedule 3.7
                                                                 to
                                                    Loan, Security, and Guaranty
                                                             Agreement

       PRECISION PARTNERS, INC.

       CHIEF EXECUTIVE OFFICE

       ADDRESS                                COUNTY            STATE

       5605 N. MacArthur Boulevard,
       Suite 760, Irving                      Dallas            Texas

       OTHER BUSINESS LOCATIONS

       None.

       FIXTURES

       None.

       NAME CHANGES

       Precision Partners, Inc. was the surviving corporation to mergers with the following corporations on March 19, 1999:

               Galaxy Hold Co., Inc.
               Mid State Holding Co., Inc.
               Precision Partners Holding Corp.
               Precision Partners Management Corp.

       TRADENAMES

       None.

                                                            Schedule 3.11
                                                                 to
                                                    Loan, Security, and Guaranty
                                                             Agreement

       TRADEMARKS AND TRADEMARK APPLICATIONS

           MARK                    REG. NUMBER                REG. DATE

"The Mid-State Tombstone"           1,268,864




       PATENTS AND PATENT APPLICATIONS

   U.S. Patent                        TITLE OF APPLICATION
  APPLICATION
     NUMBER

       NONE

                                     ANNEX A

                                       to

                     LOAN, SECURITY, AND GUARANTY AGREEMENT

                                 By and Between

                         GALAXY INDUSTRIES CORPORATION,
                                       and
                           MIDSTATE MACHINE PRODUCTS,
                                       and
                      NATIONWIDE PRECISION PRODUCTS CORP.,
                                       and
                            GENERAL AUTOMATION, INC.
                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                          Dated as of December 8, 2000


                                     DEFINITIONS

            In addition to the defined terms appearing below, capitalized terms used in the above-referenced Loan, Security and Guaranty Agreement (the "Loan Agreement") shall have (unless otherwise provided elsewhere in the Loan Agreement) the following respective meanings when used in the Loan
      Agreement:

                   "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with, any Borrower or directly or indirectly owning 10% or more of any equity interest or membership interest in any Borrower or 10% or more of whose voting stock or other equity or membership interest is directly or indirectly owned by any Borrower.

                   "Borrowers" shall have the meaning set forth in the Preamble to the Loan Agreement.

                   "Business Day" shall mean any day other than Saturday, Sunday or other day on which commercial Lenders in the State of New York (or for LIBOR purposes, London) are authorized to close.

                   "Certified Fabricators" shall mean Certified Fabricators, Inc., a California corporation.

                   "Certified Fabricators Restructuring" shall mean (i) the sale of certain excess Equipment by Certified Fabricators and (ii) the consolidation and restructuring of Certified Fabricators' remaining business.

                   "Citicorp" means Citicorp U.S.A., Inc.

                   "Citicorp Credit Agreement" shall mean that certain Credit Agreement among the Guarantor, as borrower, the several guarantors from time to time thereof, the several lenders from time to time parties thereto, Citicorp, as administrative agent, NationsBank, N.A., as syndication agent and SunTrust Bank, Atlanta, as documenting agent as amended through the date hereof; provided, however, that except as otherwise set forth herein, any reference in Article VI hereof to the Citicorp Credit Agreement shall be deemed to be a reference to the Citicorp Credit Agreement as amended through the date hereof, without giving effect to any subsequent amendments thereto unless such amendments are consented to in writing by the Lender.

                   "Collateral" shall mean collectively (a) all of the Equipment, (b) all rentals and other sums due in connection with the sale, lease, or other disposition of such Equipment, and (c) any and all insurance proceeds payable in connection therewith.

                   "Compliance Certificate" shall have the meaning set forth in
       Section 4.2 hereof.

                   "Default" shall mean an event which, with the giving of notice or the passage of time or both, shall constitute an Event of Default.

                   "Default Rate" shall mean the floating and fluctuating per annum rate of interest equal to two percent (2%) in excess of the otherwise applicable rate.

                   "Enforcement Costs" shall mean all reasonable expenses, charges, recordation or other taxes, costs and fees (including reasonable attorneys' fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of the Loan Agreement or any of the other Loan Documents, (b) the maintenance, preservation, defense, protection, realization upon, disposition, collection, sale or enforcement of all or any part of the Collateral, and (c) the exercise by the Lender of any rights or remedies available to it under the provisions of the Loan Agreement or any of the other Loan Documents.

                   "Environmental Laws" shall mean all laws, statutes, rules, regulations or ordinances which relate to Hazardous Materials and/or the protection of the environment or human health ("Environmental Laws").

                   "Equipment" shall mean all the New Equipment and the Refinanced Equipment.

                   "Equipment Loan" shall mean the loan in the principal amount not to exceed $20,770,826.00, made available pursuant to the terms of the Loan Agreement.

                   "Equipment Loan Account" shall mean the loan account maintained by the Lender with respect to repayments and prepayments of the Equipment Loan, the accrual and payment of interest on the Equipment Loan and all other amounts and charges owing to the Lender in connection with the Equipment Loan.

                   "ERISA" shall mean the Employee Retirement Security Act of 1974 as amended from time to time.

                   "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with any Credit Party would be deemed to be a "single employer" (i) within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations issued thereunder, or (ii) as a result of an Obligor being a general partner of such person.

                   "Event of Default" shall have the meaning set forth in
       Section 6 of the Loan Agreement.

                   "GA" shall have the meaning set forth in the Recitals of the Loan Agreement.

                   "GAAP" shall mean generally accepted accounting principles in the United States.

                   "Galaxy" shall have the meaning set forth in the Recitals of the Loan Agreement.

                   "Galaxy Restructuring" shall mean (i) the transfer of responsibility and ultimate sale or contribution to Nationwide of certain equipment of, and the assumption of certain trade payables, accruals and other liabilities incurred in the ordinary course of business directly related to the production of engine blocks for Caterpillar by, Galaxy and
       (ii) the transfer to Gillette Machine & Tool Co., Inc., a New York corporation of responsibility for the management of Galaxy's remaining assets and liabilities.

                   "GE Capital Security Agreement" means that certain Security Agreement of even date herewith between Citicorp USA, Inc. as Agent, General Electric Capital Corporation, the Guarantor, and the Borrowers as grantors.

                   "Guarantor" shall mean Precision Partners, Inc.

                   "Guaranty" shall have the meaning set forth in Section 1.5 of the Loan Agreement.

                   "Hazardous Materials" shall mean hazardous wastes, hazardous substances, toxic chemicals and substances, oil and petroleum products and their by-products, radon, asbestos, pollutants or contaminants.

                   "Indebtedness" of any Person shall mean, without duplication,
       (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of property or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person,
       (iii) all obligations of such Person, contingent or otherwise, as an account party under letters of credit and with respect to all drawings thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all lease obligations of such Person which are required to be classified and accounted for as capital leases on a balance sheet of such Person in accordance with GAAP and all synthetic lease obligations of such person; (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations, and
       (vii) all contingent obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (vi) above, PROVIDED that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

                   "Interecreditor Agreement" shall have the meaning set forth in Section 1.1(g).

                   "Interest Period" shall mean (a) the period commencing of the date hereof and ending on December 31, 2000, (b) each one-month period commencing on the first day of each calendar month thereafter.

                   "Lease Guaranty" shall have the meaning set forth in the Recitals of the Loan Agreement.

                   "LIBOR" shall mean with respect to (i) the rate of interest determined by reference to page 3750 of the Telerate screen at which U.S. Dollar deposits in immediately available and transferable funds, are offered as of 11:00 A.M. London Time, two Business Days prior to the beginning of such period in amounts equal to the outstanding balance of the Equipment Loan, for a period of thirty (30) days, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage (expressed as a decimal) equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                   "Loan Agreement" shall mean the Loan, Security, and Guaranty Agreement of even date herewith, by and among the Borrowers, the Lender, and the Guarantor, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

                   "Loan Documents" shall mean the Loan Agreement, the Note, the GE Capital Security Agreement (as defined in the Intercreditor Agreement), and any other instrument, document or agreement both now and hereafter executed, delivered or furnished by the Borrowers, the Guarantor or any other person evidencing, guaranteeing, securing or in connection with the Loan Agreement or all or any part of the Equipment Loan.

                   "Master Lease Agreement" shall have the meaning set forth in the Recitals of the Loan Agreement.

                   "Material Adverse Effect" shall mean a material adverse effect on the business, properties, operations or financial condition of the Obligors taken as a whole.

                   "Midstate" shall have the meaning set forth in the Recitals of the Loan Agreement.

                   "Nationwide" shall have the meaning set forth in the Recitals of the Loan Agreement.

                   "New Equipment" shall have the meaning set forth in Section
       1.3 of the Loan Agreement.

                   "Note" shall mean the Note of even date herewith from the Borrowers made payable to the Lender, in the principal amount of $20,770,826.00

                   "Obligations" shall mean all present and future indebtedness, liabilities and obligations of any kind and nature whatsoever of the Borrowers to the Lender both now existing and hereafter arising under, as a result of, on account of, or in connection with, the Loan Agreement and any and all amendments thereto, restatements thereof, supplements thereto and modifications thereof made at any time and from time to time hereafter, the Note, any and all extensions, renewals or replacements thereof, amendments thereto and restatements or modifications thereof made at any time or from time to time hereafter, or the other Loan Documents, including, without limitation, future advances, principal, interest, indemnities, fees, late charges, enforcement costs and other costs and expenses whether direct, contingent, joint, several, matured or unmatured.

                   "Obligors" means collectively the Borrowers and the Guarantor.

                   "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

                   "Permitted Liens" shall mean liens permitted pursuant to
       Section 5.2 of the Loan Agreement.

                   "Person" shall mean any natural person, individual, company, corporation, partnership, joint venture, unincorporated association, government or political subdivision or agency thereof, or any other entity of whatever nature.

                   "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute

       of) any Obligor or any ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which an Obligor or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                   "Prime Rate" shall mean the floating and fluctuating per annum rate of interest which is published from time to time in THE WALL STREET JOURNAL listing of money rates as the prime rate, and shall be the highest such rate if more than one is quoted.

                   "Refinanced Equipment" shall have the meaning set forth in
       Section 1.3 of the Loan Agreement.

                   "RESTRICTED PAYMENT" shall have the meaning given to such term in the Citicorp Credit Agreement, as in effect on the date hereof.